                                                                  EXHIBIT 3.8(b)



                              AMENDED AND RESTATED
                              --------------------


                       LIMITED LIABILITY COMPANY AGREEMENT
                       -----------------------------------


                                       OF
                                       --


                        WESTMARK REALTY ADVISORS, L.L.C.
                        --------------------------------


                             Effective June 30, 1995

                                Table of Contents
                                -----------------

                                                                                                                Page
                                                                                                                ----
1.    Name ...................................................................................................... 1

2.    Definitions ............................................................................................... 1

3.    Statutory Compliance, Registered Office and Registered Agent .............................................. 2

4.    Capital Contributions of Members .......................................................................... 3

5.    Calculation and Allocation of Profits and Losses .......................................................... 3

6.    Distributions ............................................................................................. 3

7.    Board of Managers ......................................................................................... 4

8.    Officers and Managers ..................................................................................... 5

9.    Investment Committee. ..................................................................................... 5

10.   Admission of New Members. ................................................................................. 5

11.   Duties of Members. ........................................................................................ 5

12.   Dissolution; Continuation of Business. .................................................................... 6

13.   Transfer. ................................................................................................. 7

14.   Liquidation. .............................................................................................. 7

15.   Amendment of Agreement. ................................................................................... 7

16.   Books and Records; Accounting. ............................................................................ 7

17.   Partnership Intended Solely for Tax Purposes. ............................................................. 8

18.   Judicial Reference. ....................................................................................... 8

19.   No Right to Name .......................................................................................... 9

20.   Notices ................................................................................................... 9

21.   Counterparts .............................................................................................. 9

22.   Attorneys' Fees ........................................................................................... 9

23.   Miscellaneous ............................................................................................ 10

EXHIBIT A ...................................................................................................... 13

EXHIBIT B ...................................................................................................... 14


                              AMENDED AND RESTATED
                              --------------------

                       LIMITED LIABILITY COMPANY AGREEMENT
                       -----------------------------------

                                       OF
                                       --

                         WESTMARK REALTY ADVISORS L.L.C.
                         -------------------------------

                             Effective June 30, 1995

          This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF WESTMARK REALTY ADVISORS L.L.C., is amended and restated as of June 30, 1995, by and among the persons named in Exhibit A.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Westmark Realty Advisors L.L.C., a Delaware limited liability company engaged in the business of providing real estate investment and property management services, real estate brokerage, private placing and leasing and certain other activities (the "Company"), was formed effective December 31, 1994 pursuant to the Limited Liability Company Agreement of Westmark Realty Advisors L.L.C. made and entered into as of November 1, 1994; and

          WHEREAS, effective June 30, 1995, HoldPar A, a Delaware general partnership, and HoldPar B, a Delaware general partnership, became the sole members of the Company.

          NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto do hereby agree, each with the other as follows:

          1.    Name.
                ----

          The parties hereto do hereby form and constitute themselves a limited liability company pursuant to the Act under the name of "Westmark Realty Advisors L.L.C.", for the purposes and upon the terms and conditions set forth in this Agreement.

          2.    Definitions.
                -----------

          (a) The term "Act" shall mean the Delaware Limited Liability Company Act (6 Del.C.ss.18-101, et seq.), as hereafter amended from time to time.
                             -- ---

          (b) The term "Agreement" shall mean this Amended and Restated Limited Liability Company Agreement of Westmark Realty Advisors L.L.C.

          (c) The term "Board of Managers" shall mean the committee established pursuant to Article 7.

          (d) The term "Capital Account" of a Member shall mean an account consisting of such Member's initial capital contribution, increased by (1) additional capital contributions and (2) his share of Company profits to the extent credited to such Members Capital Account, and decreased by (3) distributions to the Member in reduction of such Member's capital and (4) his share of Company losses, to the extent charged to such Members Capital Account.

          (e) The term "Company" shall mean the limited liability company of Westmark Realty Advisors L.L.C., created pursuant to this Agreement.

          (f)   The term "Dissolution Event" shall have the meaning set forth in
     Article 12(b) (iii).

          (g) The term "Investment Committee" shall mean the committee established pursuant Article 9.

          (h) The term "Liquidation" shall mean the winding up of the affairs of the Company.

          (i) The term "Majority Vote" shall mean, with respect to any relevant group of Members, greater than 50% of such Members in terms of the number of Units.

          (j) The term "Members" shall mean the persons, corporations and/or partnerships listed on Exhibit A to this Agreement, and any other persons or entities who may be admitted to the Company as Members in accordance with this Agreement.

          (k) The term "Percentage Interest" shall mean, with respect to each Member, the ratio that the number of Units issued and outstanding to such Member bears to the total number of Units issued and outstanding to all Members.

          (l)   The term "President" shall have the meaning set forth in Article
     8.

          (m) The term "Unit" shall mean the shares into which the ownership interests in the Company are divided. Each Member shall have the number of Units set forth opposite such Member's name on Exhibit A. A Member's Units constitute all of such Member's right, title and interest in the Company.

          3.    Statutory Compliance, Registered Office and Registered Agent.
                ------------------------------------------------------------

          A duly authorized representative of the Company has executed a Certificate of Formation in accordance with the provisions of Section 18-201 of the Act which was duly filed in the Office of the Delaware Secretary of State. The registered office of the Company shall be at 1013 Centre Road, Wilmington, Delaware 19805. The name of the registered agent for the Company at such address is The Prentice-Hall Corporation System, Inc. The principal place of business of the Company shall be at 865 South Figueroa Street, Suite 3500, Los Angeles, California 90017. The principal place of business may be changed, and branch offices may be maintained at such other places, as may from time to time be agreed upon by the Board of Managers. The term of the Company shall commence on the date the Certificate of Formation for the Company is filed with the Office of the Delaware Secretary of State and shall continue for 50 years after such date, unless the Company is liquidated in accordance with the provisions of this Agreement or the Act.

          4.    Capital Contributions of Members.
                --------------------------------

          The initial capital contribution made by each Member is as set forth in Exhibit A to this Agreement.

          5.    Calculation and Allocation of Profits and Losses.
                ------------------------------------------------

          (a) The method of accounting employed in applying the provisions of this Article shall be adopted by the Board of Managers.

          (b) As soon as practical after the end of each fiscal year, the books of the Company shall be closed and the gross receipts and gross expenses for such year shall be determined.

          (c) The net profit or net loss of the Company shall be determined and allocated among the Members in the same ratio as their respective Percentage Interest; provided, however, that no Member shall have any personal liability by reason of the allocation of any losses hereunder.

          (d) As soon as practical after the net profit or net loss of the Company has been determined, each Member shall be furnished with a statement of the Company's net profit or net loss together with a statement setting forth the gross income and gross expenses. Each Member shall, within thirty (30) days after receipt of such statements of the Company, have the right to inspect the books of the Company pursuant to Article 16.

          (e) If the Board of Managers so determines, the books may be closed for interim periods of time and the net profit or net loss of the Company determined and allocated in accordance herewith.

          6.    Distributions.
                -------------

          (a) All ordinary distributions from operations of the business of the Company shall be allocated to the Members in proportion to their respective Percentage Interests.

          (b) All extraordinary distributions, including proceeds from the sale or exchange of the business of the Company or any other action described in Articles 11(b) (i), (ii), (iii), and (iv), shall be allocated to the Members in accordance with the following order of priority:

                (i) First, to the Members in proportion to, and to the extent of, each Member's existing Capital Account (before taking into account any profit or loss from the event giving rise to such extraordinary distribution); and

                (ii) Thereafter, to the Members in proportion to their respective Percentage Interests.

          7.    Board of Managers.
                -----------------

          (a) Except as otherwise provided in this Agreement, all questions of policy, management and expenditures of the Company, and all other matters relating to the business and affairs of the Company, shall be determined by the Board of Managers. Each Member agrees to be bound by any such determination. The members of the Board of Managers as of June 30, 1995 are set forth in Exhibit B to this Agreement.

          (b) Without limiting the generality of Article 7(a), the Board of Managers, and only the Board of Managers, shall subject to applicable contractual restrictions, have full power and authority at any time and on behalf of all the Members to:

                (i) Determine that portion of the net profits or capital of the Company which is to be distributed to the Members in accordance with Article 6, and that portion which is to be retained for working capital, reserves or other Company purposes;

                (ii) Declare, before or after the end of any fiscal year, a bonus to be paid to any employee of the Company based upon the contribution of such individual to the performance of the Company during such fiscal year or any portion thereof;

                (iii) Approve the entering into of contracts, commitments and transactions on behalf of the Company;

                (iv) Negotiate and enter into agreements to take the actions described in Articles 11(b) (i), (ii), (iii) and (iv), provided that any such agreements and the consummation of the actions contemplated therein shall be subject to the approval of the Members as provided herein;

                (v) Acquire, utilize for Company purposes, and dispose of any asset of the Company, subject to the restriction set forth in Article 11(b)(i);

                (vi) Borrow money or otherwise commit the credit of the Company for Company activities, and make voluntary prepayments or extensions of debt; and

                (vii) Take any other action permitted or required of the Board of Managers under this Agreement.

          (c) Any member of the Board of Managers may resign from the Board of Managers by giving not less than ten (10) days' written notice to the Board of Managers.

          (d) Except as otherwise provided herein, the Board of Managers shall act only upon approval of a majority of its members. Any approval or action may be given or taken at a meeting of the Board of Managers or in writing without a meeting.

          (e) Subject to any contractual provisions to the contrary, any member of the Board of Managers may be removed by vote of a majority of the members of the Board of Managers or by a vote of a majority in Percentage Interests of the Members.

          8.    Officers and Managers.
                ---------------------

          The Company shall have a president ("President") who shall be chosen by the Board of Managers. The President shall, subject to the authority of the Board of Managers, have the authority to carry out the day-to-day operations of the Company. The Board of Managers may, from time to time, designate officers of the Company and delegate to such officers such authority and duties as the Board of Managers may deem advisable. The Board of Managers may assign titles (including, without limitation, vice president, secretary and/or treasurer) to any such officer. Unless the Board of Managers otherwise determines, if the title assigned to an officer of the Company is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with such office pursuant to the Delaware General Corporation Law. Any number of titles may be held by the same officer. Any officer to whom a delegation is made pursuant to this Article 8 shall serve in the capacity delegated unless and until such delegation is revoked by the Board of Managers or such officer resigns.

          9.    Investment Committee.
                --------------------

          The Company shall have an Investment Committee, which shall be selected by and perform the functions designated by the Board of Managers.

          10.   Admission of New Members.
                ------------------------

          The terms and conditions for the admission of any new Member into the Company shall be determined by the Board of Managers, provided that the Units granted to any such new Member shall dilute the Percentage Interests of the existing Members proportionally based upon the Percentage Interest of each existing Member immediately prior to such admission.

          11.   Duties of Members.
                -----------------

          (a)   None of the Members shall, without the approval of the Board of
     Managers:

                (i) Enter into any contract, commitment or transaction on behalf of the Company, or subject the Company to any obligation whatsoever, or give or extend the Company credit directly or indirectly, to any person;

                (ii) Engage or have an interest in any business which might give such Member an interest adverse to the Company; or

                (iii) Transfer Company property outside the scope of the Company's ordinary course of business.

          (b) Each Member shall be entitled to vote upon the following matters and only the following matters, which shall each be determined (in addition to any other approvals or other action which may be required) by a Majority Vote of such Members except where otherwise provided:

                (i)    The admission of any new Member into the Company;

                (ii) The issuance of additional Units or any interest in the profits, appreciation, or cash flow of the Company, other than pursuant to an incentive plan for the benefit of employees or Members;

                (iii) The sale, encumbrance or other disposition of the Company's business and/or all or substantially all of its assets;

                (iv) The merger, consolidation or other reorganization of the Company or its assets;

                (v)    The dissolution of the Company;

                (vi) The election of a new Board of Managers and the members, terms, procedures, and conditions (including the number of such Board of Managers members and their terms of office) with respect thereto;

                (vii) The continuation of the business of the Company following a Dissolution Event;

                (viii) The assignment of, or creation of a lien against, any stock in a corporate Member, which shall require the affirmative vote of the Board of Managers and a Majority Vote of the non-assigning Members; and

                (ix) The amendment of this Agreement, which shall require approval as provided in Article 15.

          12.   Dissolution; Continuation of Business.
                -------------------------------------

          (a) Upon the occurrence of a Dissolution Event, the business of the Company may be continued by a Majority Vote of the remaining Members within ninety (90) days of such Dissolution Event. The admission of new members into the Company in accordance with this Agreement shall not dissolve the Company.

          (b) The Company shall be dissolved upon the first to occur of any of the following events:

                (i) The expiration of the term of the Company unless the term has been extended by the unanimous agreement of the Members;

                (ii)   The written approval of the Board of Managers;

                (iii) The bankruptcy or dissolution of a Member, or withdrawal or resignation of a Member in violation of the terms hereof (a "Dissolution Event"), unless the remaining Members by Majority Vote elect to continue the business of the Company within ninety (90) days thereafter, provided that there are at least two remaining Members at the time of such Dissolution Event; or

                (iv) Any involuntary transfer of all or any portion of a Member's interest, whether upon the dissolution of a Member or otherwise.

          (c) If the business of the Company is continued by a Majority Vote of the remaining Members in the manner set forth above, then the business shall be conducted in the same name and possess the Company property.

          13.   Transfer.
                --------

          No Member shall transfer or create a lien against all or any portion of such Member's interest in the Company and any purported transfer or encumbrance in violation of the provisions contained in this Article shall be null and void ab initio and of no force or effect.

          14.   Liquidation.
                -----------

          If, upon the dissolution of the Company, the Company is not continued as provided in Article 12, the Company shall be liquidated in the same manner provided by law and in accordance with this Agreement.

          15.   Amendment of Agreement.
                ----------------------

          This Agreement may be amended or modified in whole or in part at any time during the continuance of the Company by the Board of Managers and a Majority Vote of the Members, provided, however, that any amendment or modification of this Agreement shall be in writing and dated, and where any conflict arises between the provisions of said amendment or modification and provisions incorporated in earlier documents, the most recent provision shall be controlling. Any Member may appoint one or more individuals as such Member's attorney-in-fact to execute documents relating to the Company, including amendments or modifications to this Agreement.

          16.   Books and Records; Accounting.
                -----------------------------

          (a) The Company shall make available during normal business hours at the principal place of business of the Company for inspection by all of the Members all of the following: (1) true and full information regarding the status of the business and financial condition of the Company, (ii) promptly after becoming available, a copy of the Company's federal, state and local income tax return for each taxable year, (iii) a current list of the name and last known business, residence or mailing address of each Member and each member of the Board of Managers, (iv) a copy of this Agreement, the Certificate of Formation and all amendments thereto, together with executed copies of any written powers-of-attorney pursuant to which this Agreement, the Certificate of Formation and all amendments thereto have been executed, (v) the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member to the capital of the Company and which each Member has agreed to contribute in the future, and (vi) the date on which each Member became a Member of the Company.

          (b) The taxable and fiscal year of the Company shall end on such date as the Board of Managers may determine.

          (c) The Board of Managers shall designate a "tax matters Member" of the Company in accordance with the provisions of Section 6231 (a) (7) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

          17.   Partnership Intended Solely for Tax Purposes.
                --------------------------------------------

          The Members have formed the Company under the Act, and do not intend to form a general or limited partnership under Delaware or any other state law. The Members do not intend to be partners to one another or to any third party. The Members intend the Company to be classified and treated as a partnership solely for federal and state income taxation purposes. Each Member agrees to act consistently with the provisions of this Article for all purposes, including, without limitation, for purposes of reporting the transactions contemplated herein to the Internal Revenue Service and any state and local taxing authorities.

          18.   Judicial Reference.
                ------------------

          Any action or proceeding arising out of or in any way related to the terms and provisions of this Agreement, or any amendment hereto, shall be brought and maintained in the Superior Court of the State of California for the County of Los Angeles, and each party to this Agreement hereby recites, consents and agrees that said Court shall have personal jurisdiction over such party and that said Court is a convenient forum for the litigation of any action or proceeding.

          (a) Each party hereby recites, consents and agrees that any controversy arising out of this Agreement or any amendment hereto shall be heard by a reference under Section 638, et seq. of the California Code of
                                             -- ---
     Civil Procedure (or such successor statute thereto as may hereafter be enacted), and that a reference shall be ordered by said Court to any retired judge of said Court, promptly upon notice of such dispute, controversy, action or proceeding, by agreement of the parties or (failing such agreement) upon motion brought by any party hereto, to resolve any or all of the issues in any such action or proceeding, whether of fact or of law, and to report a settlement or decision thereon.

          (b) The reference hereunder shall be made to one person in the following manner: the party commencing the action or proceeding shall deliver to the other party or parties a list of five (5) qualified and available retired Los Angeles County Superior Court judges. The party receiving the list shall have thirty (30) days from delivery of such list within which to select one judge from the list who one try the matter, or, if such party objects to all of the judges specified on such list, then the Court for the County of Los Angeles shall order a reference to any other retired judge of said Court. Each party may reject one of the judges appointed by the Court. Each party waives the right to trial by jury. All provisions of the California Codes of Civil Procedure and Evidence, including the right to have an authorized clerk and certified court reporter in attendance, shall apply in such action or proceeding. The judgment rendered in any such proceeding shall have the same force and effect and shall entitle all parties to the same rights (including appeals) as if the action had been tried by the Court.

          (c) The referee shall be compensated at the rate per hour established by the referee. The opposing parties shall share equally the referee's costs and fees during the pendency of the reference proceedings. The losing party shall pay all of the unpaid referee's costs and fees and shall reimburse the prevailing party(ies) for the portion of the referee's costs and fees paid by the prevailing party(ies).

          (d) Nothing contained in this Article shall preclude the right of any Member to submit a matter to arbitration in accordance with the constitution of any exchange of which a Member is a member.

          19.   No Right to Name.
                ----------------

          Each Member agrees that if such Member withdraws, retires, becomes incapacitated or is excluded from the Company, such Member will not use the name Westmark Realty Advisors, Westmark Real Estate Investment Services or any derivative thereof.

          20.   Notices.
                -------

          Any notice to any Member or, in the case of an individual, his personal representative, or the Company shall be deemed duly given if personally delivered to the Member or when deposited in the United States mail, postage prepaid by first-class mail addressed to the Member at the address set forth on Exhibit A hereto, or, in the case of the Company at its principal place of business (Attention: Secretary), or to such other addresses as the respective Members may designate by written notice to each of the other Members.

          21.   Counterparts.
                ------------

          This Agreement may be executed in any number of counterparts, all of which taken together shall be deemed one original agreement.

          22.   Attorneys' Fees.
                ---------------

          Should any litigation be commenced between the parties hereto or their personal representatives concerning any provision of this Agreement, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for their or his attorneys' fees in such litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose.

          23.   Miscellaneous.
                -------------

          (a) All questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be governed by the laws of the State of Delaware.

          (b) Subject to the restrictions against transfer contained herein, this Agreement shall inure to the benefit of and shall be binding upon all of the parties and their personal representatives, assigns, successors in interest, estates, heirs and legatees of each of the Members.

          (c) As used herein the masculine includes the feminine and neuter and the singular includes the plural.

          (d) Paragraphs, titles or captions in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions.

          (e) In the event any sentence, paragraph, or Article of this Agreement is declared by a court of competent jurisdiction to be void, such sentence, paragraph or Article may be deemed severed from the remainder of the Agreement and the balance of the Agreement shall remain in effect.

          (f) This Agreement contains the entire understanding among the parties and supersedes any prior written or oral agreements between them respecting the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties relating to the subject matter of this Agreement which are not fully expressed herein.

          (g) This Agreement shall be effective as of the date first above written.

          Executed as of the date first above written:

                                       HOLDPAR A

                                       By:   Vincent F. Martin, Jr. Inc.,
                                             a General Partner

                                             By: /s/ David A. Davidson
                                                 -------------------------------
                                                  David A. Davidson
                                                  President

                                       By:   Stanton H. Zarrow, Inc.,
                                             a General Partner

                                             By: /s/ David A. Davidson
                                                 -------------------------------
                                                  David A. Davidson
                                                  President

                                       By:   Bruce L. Ludwig, Inc.,
                                             a General Partner

                                             By: /s/ David A. Davidson
                                                 -------------------------------
                                                  David A. Davidson
                                                  President

                                       By:   Sol L. Rabin, Inc.,
                                             a General Partner

                                             By: /s/ David A. Davidson
                                                 -------------------------------
                                                  David A. Davidson
                                                  President

                                       By:   Roger C. Schultz, Inc.
                                             a General Partner

                                             By: /s/ David A. Davidson
                                                 -------------------------------
                                                  David A. Davidson
                                                  President

                                    HOLDPAR B

                                    By: Westmark Real Estate
                                        Acquisition Partnership, L.P.,
                                        a General Partner

                                        By: CB Commercial Real Estate
                                            Group, Inc., its General Partner

                                            By: /s/ David A. Davidson
                                                ----------------------
                                                David A. Davidson
                                                Senior Executive
                                                Vice President

                                                                       EXHIBIT A

                                     MEMBERS
                                     -------

                                     Capital                  Number
Name of Member                     Contribution              of Units
--------------                     ------------              --------

HoldPar A, a Delaware                 $4,825                791,332.30
general partnership
533 S. Fremont Avenue
Los Angeles, CA 90071





HoldPar B, a Delaware                   -0-                 208,667.70
general partnership
533 S. Fremont Avenue
Los Angeles, CA 90071

                                                                       EXHIBIT B

                                BOARD OF MANAGERS
                                -----------------



                          Richard C. Clotfelter, Chairman

                          James J. Didion

                          Bruce L. Ludwig

                          Vincent F. Martin, Jr.

                          Walter V. Stafford